UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2012

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.  Creation of a Direct Financial Obligation

On June 29, 2012, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to First Guaranty Bank, of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated June 30, 2012 renewing a line of credit in the principal amount of $2,000,000, bearing a fixed rate of interest of 4.50% per annum.  Under the terms of the Promissory Note, Premier may request and receive advances from First Guaranty Bank from time to time, but the aggregate outstanding principal balance under the Promissory Note at any time shall not exceed $2,000,000, and the right to request and receive monies from First Guaranty Bank shall cease and terminate on June 30, 2013.  Accrued interest on amounts outstanding is payable monthly, and any amounts outstanding are payable on demand or on June 30, 2013.  The Promissory Note is secured by a pledge of 2,500 shares of Premier Bank, Inc. (a wholly owned subsidiary of Premier) under a Commercial Pledge Agreement dated June 30, 2012.  At the time of the execution of these agreements, Premier had no outstanding debt on this line of credit from First Guaranty Bank.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 – Business Loan Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012.

Exhibit 10.2 – Promissory Note between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012.

Exhibit 10.3 – Commercial Pledge Agreement between Premier Financial Bancorp, Inc.  and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: June 29, 2012                                                   Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012.
10.2	Promissory Note between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012.
10.3	Collateral Pledge Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated June 30, 2012.